Exhibit 10.1
Amendment to Executive/Management Employment Agreement
This Amendment is made as of November 7th, 2005 by and among Alon USA GP, LLC (“Employer”) and Harlin R. Dean (“Executive”).
Whereas, the Employer and Executive entered into that certain Executive/Management Employment Agreement dated as of October 1, 2002 (as amended to date, the “Employment Agreement”); and
Whereas, it is necessary to amend the Employment Agreement to reflect a change in the target bonus amount of Executive.
Now, therefore, the parties agree as follows:
1.	Target Bonus Amount, as set forth in Section 2(b) of the Employment Agreement, shall be one hundred percent (100%) of Executive’s base compensation.

2.	Except as set forth in this Amendment, nothing contained herein is intended to modify or otherwise affect the terms and conditions of the Employment Agreement which shall remain in full force and effect.
In Witness Whereof, the parties have caused this Amendment to be executed and delivered as of the date first above written.

ALON	USA GP, LLC

By:	/s/ David Wiessman

David Wiessman

Executive:	/s/ Harlin R. Dean

Harlin R. Dean